EXECUTION COPY	EXHIBIT 10.2

INVESTOR RIGHTS AGREEMENT

dated as of March 30, 2007

by and among

ACCREDITED HOME LENDERS HOLDING CO.

and

THE INVESTORS REFERRED TO HEREIN

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) dated as of March 30, 2007, is made by and among Accredited Home Lenders Holding Co., a Delaware corporation (the “Company”), and the Persons named on Schedule 1 as Investors (each a “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, pursuant to that certain Loan Agreement, dated as of March 30, 2007, by and among Farallon Capital Management, L.L.C, as Collateral Agent and Administrative Agent, the lending entities party thereto from time to time, as Lenders, the Company, Accredited Home Lenders, Inc. and Accredited Mortgage Loan REIT Trust (the “Loan Agreement”), the Investors acquired warrants to purchase 3,226,431 shares of Common Stock from the Company (the “Warrants”) and agreed to (i) provide certain rights to the Investors to cause the shares underlying the Warrants and other shares of Common Stock of the Company owned by the Investors and their affiliates to be registered pursuant to the Securities Act; (ii) grant preemptive rights to the Investors; and (iii) grant board observer rights to the Investors.

WHEREAS, the parties hereto desire to set forth the Investors’ rights and the Company’s obligations to cause the registration of the Registrable Securities pursuant to the Securities Act;

WHEREAS, the parties hereto desire to set forth the Investors’ preemptive rights to purchase equity securities to be issued by the Company; and

WHEREAS, the parties hereto desire to set forth the Investors’ observer rights relating to the boards of directors and other governing boards of the Company and its subsidiaries.

NOW, THEREFORE, in consideration of the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Usage. As used in this Agreement the following terms shall have the corresponding meanings:

1.1 Definitions.

“Agent” means the principal placement agent on an agented placement of Registrable Securities.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean (i) the common stock, par value $0.001 per share, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

“Continuously Effective”, with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any five (5) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement.

“Demand Registration” shall have the meaning set forth in Section 2.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Investors” shall mean the Persons named on Schedule 1 as Investors and Transferees of such Persons’ Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with Section 12, at such times as such Persons shall own Registrable Securities.

“Initiating Investor” shall mean an Investor that makes a written request for a Shelf Registration or a Demand Registration.

“Initial Investors” shall mean Mortgage Investments Funding, L.L.C. and any affiliate thereof that holds Registrable Securities.

“Initial Registration Rights Date” The date on which the Company files its Form 10-K for the fiscal year ended December 31, 2006.

“Loan Agreement” shall have the meaning set forth in the Recitals.

“Majority Selling Investors” means those Selling Investors whose Registrable Securities included in a registration represent a majority of the Registrable Securities of all Selling Investors included therein.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning set forth in Section 3.

“Register”, “registered”, and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

“Registrable Securities” shall mean, subject to Section 12 and Section 8.3: (i) the 1,767,299 shares of Common Stock owned by affiliates of Farallon Capital Management, L.L.C. on the date hereof, (ii) the shares of Common Stock issuable upon exercise of the Warrants,

(iii) any shares of Common Stock or other securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, any shares of Common Stock described in clauses (i) or (ii) above and (iv) any securities issued in exchange for shares of Common Stock or other securities described in clauses (i), (ii) or (iii) above or pursuant to securities that are issued in any merger, consolidation, reorganization or any similar transaction involving the Company; provided, however, that the Company shall have no obligation under Sections 2 and 3 to register any Registrable Securities of an Investor if the Company delivers to the Investors requesting such registration an opinion of counsel reasonably satisfactory to such Investors and its counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities and immediately takes all necessary and appropriate actions to make such Registrable Securities Transferable in such a single public sale. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by exercise, conversion, purchase or otherwise), whether or not such acquisition has actually been effected.

“Registrable Securities then outstanding” shall mean, with respect to a specified determination date, the Registrable Securities owned by all Investors on such date.

“Registration Expenses” shall have the meaning set forth in Section 6.1.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Investors” shall mean, with respect to a specified registration pursuant to this Agreement, Investors whose Registrable Securities are included in such registration.

“Shelf Registration” shall have the meaning set forth in Section 2.1.

“Transfer” shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a “Transfer”.

“Underwriters’ Representative” shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters’ Representative by the co-managers.

“Violation” shall have the meaning set forth in Section 7.1.

“Warrants” shall have the meaning set forth in the Recitals.

1.2 Usage.

(a) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

(b) References to Registrable Securities “owned” by an Investor shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude shares of Common Stock held by a Investor in a fiduciary capacity for customers of such Person.

(c) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

(d) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

(e) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

(f) The term “including” and correlative terms shall be deemed to be followed by “without limitation” whether or not followed by such words or words of like import.

(g) The term “hereof” and similar terms refer to this Agreement as a whole.

(h) The “date of” any notice or request given pursuant to this Agreement shall be determined in accordance with Section 14.2.

2. Shelf and Demand Registration.

2.1 From and after the Initial Registration Rights Date, if an Initiating Investor makes a written request to the Company for an offering of Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”), then the Company shall use its commercially reasonable best efforts to cause a Shelf Registration statement meeting the requirements of the Securities Act to be filed with the Commission. Any request made pursuant to this Section 2.1 shall be addressed to the attention of the Secretary of the Company and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Shelf Registration pursuant to this Section 2.1.

2.2 From and after the Initial Registration Rights Date, if an Initiating Investor makes a written request to the Company for an offering of Registrable Securities other than on a continuous basis pursuant to Rule 415 under the Securities Act (a “Demand Registration”), then the Company shall use its commercially reasonable best efforts to cause a Demand Registration statement meeting the requirements of the Securities Act to be filed with the Commission. Any request made pursuant to this Section 2.2 shall be addressed to the attention of the Secretary of the Company and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this Section 2.2.

2.3 The Company shall be entitled to postpone for up to 90 days from the date of request of the Initiating Holder the filing of any Shelf Registration statement or Demand Registration statement otherwise required to be prepared and filed pursuant to Sections 2.1 or 2.2, if the Board of Directors of the Company determines, in its good faith reasonable judgment (with the concurrence of the managing underwriter, if any), that such registration and the Transfer or Registrable Securities contemplated thereby would (i) materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly owned subsidiaries or (ii) be seriously detrimental to the Company and its stockholders and, in either case, the Company promptly gives the Initiating Investors notice of such determination; provided, however, that the Company shall not have postponed pursuant to this Section 2.3 the filing of any other Shelf Registration statement or Demand Registration statement otherwise required to be prepared and filed pursuant to Sections 2.1 or 2.2 during the 12-month period ended on the date of the relevant request pursuant to Sections 2.1 or 2.2.

2.4 Following receipt of a request for a Shelf Registration or a Demand Registration, the Company shall:

(a) Give written notice of such proposed registration to all Investors. Any such Investor may, within twenty (20) days after receipt of such notice, request in writing that all of such Investor’s Registrable Securities, or any portion thereof designated by such Investor, be included in the registration.

(b) Use its commercially reasonable best efforts to file the registration statement with the Commission as promptly as practicable, and shall use the Company’s best efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

(c) Use the Company’s commercially reasonable best efforts to keep the relevant registration statement Continuously Effective (x) if a Demand Registration, for up to 150 days or until such earlier date as of which all the Registrable Securities under the Demand Registration statement shall have been disposed of in the manner described in the Demand Registration statement, and (y) if a Shelf Registration, for three years or until such earlier date as of which all the Registrable Securities under the Shelf Registration statement shall have been disposed of in the manner described in the Shelf Registration statement. Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 2 is suspended or postponed as permitted by Section 2.3, the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

2.5 The Company shall be obligated to effect no more than two Shelf Registrations and no more than two Demand Registrations; provided that if (i) the offering does not satisfy the conditions for a shelf registration under Rule 415 or (ii) a Shelf Registration cannot be accomplished as an “at the market offering” under Rule 415, in either case for any consecutive six month period after the Initial Registration Rights Date, then such maximum number of Demand Registrations shall be increased to four. Notwithstanding the foregoing, there shall be no limit on the number of Shelf Registrations or Demand Registrations requested to be effected on Form S-3 under the Securities Act if the Company qualifies for registration on Form S-3; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration on Form S-3 if the requesting holder, together with the holders of any securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such securities (if any) at an aggregate price to the public (net of underwriters’ discounts or commissions) of less than $5,000,000. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Investors and such interference is not thereafter eliminated, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Investors. If the Company shall have complied with its obligations under this Agreement, a right to demand a registration pursuant to this Section 2 shall be deemed to have been satisfied (i) if a Demand Registration, upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement, and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of 150 days, and (ii) if a Shelf Registration, upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement and (y) the date as of which the Shelf Registration shall have been continuously effective for a period of three years.

2.6 A registration pursuant to this Section 2 shall be on such appropriate registration form of the Commission as shall (i) be selected by the Company and be reasonably acceptable to the Majority Selling Investors and (ii) permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to Section 2.1 or Section 2.2, respectively.

2.7 If any registration pursuant to Section 2 involves an underwritten offering (whether on a “firm”, “best efforts” or “all reasonable efforts” basis or otherwise), or an agented offering, the Majority Selling Investors shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering; provided, however, that each Person so selected shall be reasonably acceptable to the Company.

2.8 Whenever the Company shall effect a registration pursuant to this Section 2 in connection with an underwritten offering by one or more Selling Investors of Registrable

Securities, if the Underwriters’ Representative or Agent advises each such Selling Investor in writing that, in its opinion, the amount of securities requested to be included in such offering (whether by Selling Investors or others) exceeds the amount which can be sold in such offering within a price range acceptable to the Majority Selling Investors, securities shall be included in such offering and the related registration, to the extent of the amount which can be sold within such price range, and on a pro rata basis among all Selling Investors.

3. Piggyback Registration.

3.1 If at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Investors) securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each Investor written notice of such registration (a “Piggyback Registration”). Upon the written request of any Investor given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use its commercially reasonable best efforts to be registered under the Securities Act all the Registrable Securities that each such Investor shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 3 without any obligation or liability to any Investor.

3.2 If the Underwriters’ Representative or Agent shall advise the Company in writing (with a copy to each Selling Investor) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: first, all securities proposed to be sold by the Company for its own account; second, the Registrable Securities requested to be included in such registration by Investors pursuant to this Section 3, and all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 3 that are in existence on the date hereof, pro rata based on the estimated gross proceeds from the sale thereof; and third all other securities requested to be included in such registration; provided that the amount of Registrable Securities of the Selling Investors included in the offering may not be reduced below 25% of the total amount of securities included in the offering.

3.3 Each Investor shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this Section 3.

3.4 If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8, Form S-4 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities (other than any Investor with respect to Registrable Securities), until a period of 180 days has elapsed from the effective date of such a previous registration.

4. Registration Procedures. Whenever required under Section 2 or Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

4.1 Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company’s commercially reasonable best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Investors (selected by Majority Selling Investors) copies of all such documents in the form substantially as proposed to be filed with the Commission at least five (5) business days prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if the applicable Selling Investor reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto.

4.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 5.2. Subject to Rule 415 under the Securities Act, if the registration statement is a Shelf Registration, the Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for three years after its effective date, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Investor, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Investor of Registrable Securities such amended or supplemented prospectus, which each such Investor shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Pending such amendment or supplement each such Investor shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its commercially reasonable best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status.

4.3 Furnish to each Selling Investor of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Investor.

4.4 Use the Company’s best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters’ Representative or Agent (as applicable, or if inapplicable, the Majority Selling Investors), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

4.5 In the event of any underwritten or agented offering, enter into and perform the Company’s obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Majority Selling Investors or Initiating Substantial Investor, as the case may be, and the Underwriters’ Representative or Agent for such offering in the marketing of the Registrable Securities, including making available the Company’s officers, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

4.6 Promptly notify each Selling Investor of any stop order issued or threatened to be issued by the Commission in connection therewith (and use its commercially reasonable best efforts to prevent the entry of such stop order or to remove it if entered).

4.7 Make generally available to the Company’s security holders copies of all periodic reports, proxy statements, and other information referred to in Section 8.1 and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

4.8 Make available for inspection by any Selling Investor, any underwriter participating in such offering and the representatives of such Selling Investor and Underwriter (but not more than one firm of counsel to such Selling Investors), all financial and other information as shall be reasonably requested by them, and provide the Selling Investor, any underwriter participating in such offering and the representatives of such Selling Investor and Underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Investor of Registrable Securities agrees to be responsible for such Person’s breach of confidentiality on terms reasonably satisfactory to the Company.

4.9 Use the Company’s best efforts to obtain a so-called “comfort letter” from its independent public accountants, and legal opinions of counsel to the Company, each addressed to the underwriters and, to the extent permitted by the Company’s independent public accountants, to the Selling Investors of any underwritten registered offering, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the Majority Selling Investors. The Company shall furnish to each Selling Investor a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by selling shareholders who receive such comfort letters or opinions.

4.10 Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

4.11 Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to be so listed or included and to continue to be so listed or included for a reasonable period of time after the offering, which such period shall not be less than the period during which any registration statement is required to be effective pursuant to Section 2.4(c), and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Investors of Registrable Securities to consummate the disposition of such Registrable Securities.

4.12 Use the Company’s best efforts to provide a CUSIP number for the Registrable Securities no later than the effective date of the first registration statement including Registrable Securities.

4.13 Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

5. Investors’ Obligations. It shall be a condition precedent to the obligations of the Company to take any action with respect to the registration of Registrable Securities pursuant to this Agreement of any Selling Investor that such Selling Investor shall:

5.1 Furnish to the Company such information regarding such Selling Investor, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Investor’s Registrable Securities, and to cooperate with the Company in preparing such registration; and

5.2 In the case of any underwritten registration, agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Majority Selling Investors (in the case of a registration under Section 2) or the Company and the Majority Selling Investors (in the case of a registration under Section 3).

6. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

6.1 With respect to each Demand Registration and Shelf Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registrations and Shelf Registrations for each Selling Investor (which right may be assigned to any Person to whom Registrable Securities are Transferred as permitted by Section 9), including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company’s independent public accountants, including the expenses of “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for the Selling Investors of Registrable Securities (selected by Initiating Investors owning a majority of the Registrable Securities owned by Initiating Investors to be included in a Demand Registration) (the “Registration Expenses”), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Investors) provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration is subsequently withdrawn at the request of the Majority Selling Investors (in which case all Selling Investors shall bear such expense pro rata in accordance with the number of Registrable Securities requested by each of them to be included in the relevant registration statement), unless Investors whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn registration shall constitute one of the Demand Registrations under Section 2.2.

6.2 The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to Section 3 for each Selling Investor (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by Section 12), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Investors).

6.3 Any failure of the Company to pay any Registration Expenses as required by this Section 6 shall not relieve the Company of its obligations under this Agreement.

7. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

7.1 To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Investor, each Person, if any, who controls such Selling Investor within the meaning of the Securities Act, and each officer, director, manager, partner, and employee of such Selling Investor and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

(b) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 7 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Investors.

7.2 To the extent permitted by applicable law, each Selling Investor shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Investor, any controlling Person of any such other Selling Investor and each officer, director, partner, and employee of such other Selling Investor and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys’ fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Investor expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Investor of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 7.2 exceed the gross proceeds from the applicable offering received by such Selling Investor.

7.3 Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding

(including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

7.4 If the indemnification required by this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 7:

(a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1 and Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.5 If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 8 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 7.4.

7.6 The obligations of the Company and the Selling Investors of Registrable Securities under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

8. Covenants of the Company. The Company hereby agrees and covenants as follows:

8.1 From and after the date on which the Company files its Form 10-K for the fiscal year ended December 31, 2006, the Company shall use its commercially reasonable best efforts to file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. The Company shall use its best efforts to file its Form 10-K for the fiscal year ended December 31, 2006 as promptly as possible after the date hereof. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Investor of Registrable Securities, the Company shall use its commercially reasonable best efforts to make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Investors to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

8.2

(a) The Company shall not, and shall permit its majority owned subsidiaries to, effect any public sale or distribution of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, during the five business days prior to, and during the 90-day period beginning on, the commencement of a public distribution of the Registrable Securities pursuant to any registration statement prepared pursuant to this Agreement (other than by the Company pursuant to such registration if the registration is pursuant to Section 3). The Company shall not effect any registration of its securities (other than on Form S-4, Form S-8, or any successor forms to such forms or pursuant to such other registration rights agreements as may be approved in writing by the Majority Selling Investors or effect any public or private sale or distribution of any of its securities, including a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities from the date of a request for a Demand Registration pursuant to Section 2.2 until the earlier of (x) 90 days following the date as of which all securities covered by such Demand Registration statement shall have been Transferred, and (y) 120 days following the effective date of such Demand Registration statement, unless the Company shall have previously notified in writing all Selling Investors of the Company’s desire to do so, and Selling Investors owning a majority of the Registrable Securities or the Underwriters’ Representative, if any, shall have consented thereto in writing.

(b) Any agreement entered into after the date of this Agreement pursuant to which the Company or any of its majority owned subsidiaries issues or agrees to issue any privately placed securities similar to any issue of the Registrable Securities (other than (x) shares of Common Stock pursuant to a stock incentive, stock option, stock bonus, stock purchase or other employee benefit plan of the Company approved by its Board of Directors, and (y) securities issued to Persons in exchange for ownership interests in any Person in connection with a business combination in which the Company or any of its majority owned subsidiaries is a party) shall contain a provision whereby holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in the first sentence of Section 8.2(a), in each case including a sale pursuant to Rule 144 under the Securities Act (unless such Person is prevented by applicable statute or regulation from entering into such an agreement).

8.3 The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company’s assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement; provided, that this Section 8.3 shall be inapplicable in any transaction in which the consideration given to the stockholders of the Company or to the Company, as applicable, does not consist of stock or other securities.

8.4 The Company shall not enter into any agreement with any holder of prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration filed under Section 2, (ii) to include such securities in any registration filed under Section 3 unless under the terms of such agreement, such holder or prospective holder may include such securities in any registration under Section 3 only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Investors that are included in such registration or (iii) to make a demand registration, unless under the terms of such agreement, the Investors have the right to delay the filing of any such registration for a period of up to 180 days after the effective date of any Shelf Registration or Demand Registration that is requested by an Investor within 30 days of the date of such holders’ demand. The Company will notify the Investors in writing of (x) any proposal by the Company to enter into an agreement granting registration rights to any Person or (y) any request or offer to register securities of the Company. Any such notice will be provided at least five (5) business days prior to the execution of any agreement described in clause (x) above and not later than five (5) business days after any the date of any request or offer described in clause (y) above.

9. Right of First Offer. Subject to the terms and conditions specified in this Section 9, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of any shares of any class of its capital stock, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”). For purposes of this Section 9, an Investor includes any general partners, managers and affiliates of an Investor; provided that the inclusion of any such general partners, managers and affiliates of an Investor does not result in the failure to satisfy the conditions to the applicable exemption from the registration requirements of the Securities Act with respect to any such unregistered offering. An Investor that chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any Shares the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

9.1 The Company shall deliver a notice by certified mail (“Notice”) to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

9.2 Within 15 calendar days after delivery of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities of the Investors). The Company shall promptly, in writing, inform each Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock held by all Full-Exercising Investors (assuming full conversion and exercise of all convertible or exercisable securities of the Full-Exercising Investors).

9.3 The Company may, during the 90-day period following the expiration of the periods provided in Section 9.2, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

9.4 The right of first offer in this Section 9 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting, compensating or retaining their services, (ii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities that are outstanding on the date hereof, (iii) securities issued or issuable as a dividend or distribution upon any shares of capital stock the Company, (iv) to the issuance of securities in connection with (but not related to the financing of) a bona fide business acquisition of or by the Company or one of its subsidiaries, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) to the issuance of securities to Persons that are not affiliates of the Company with which the Company conducts commercial leasing transactions.

9.5 The Investors’ rights under this Section 9 shall terminate on the earlier of (i) the date on which the Investors no longer hold at least 10% of the outstanding shares of common stock of the Company in the aggregate, assuming exercise or conversion of all exercisable or convertible securities of the Company held by the Investors and their affiliates or (ii) five years from the date hereof.

10. Board Observer Rights.

10.1 The Company will provide the Initial Investors with prior notice of (a) the time and place of any proposed meeting of the board of directors of the Company, the board of directors or other governing body of any of the Company’s direct or indirect subsidiaries (any such board or other governing body meeting is referred to herein as a “Board Meeting”) and (b) any proposed action by written consent of the board of directors of the Company, the board of directors or other governing body of any of the Company’s direct or indirect subsidiaries (any such board or other governing body consent is referred to herein as a “Board Consent”). In addition, the Company will provide the Initial Investors with copies of any documents that are provided by the Company or any of the Company’s direct or indirect subsidiaries to members of their respective boards of directors or other governing body in connection with any Board Meeting or Board Consent. All notices of meetings and written materials shall be delivered to the Initial Investors at the same time and in the same format as the notice of meeting and written materials delivered to the applicable board or body members. The Initial Investors shall be entitled to send two persons to attend any Board Meeting, or if a meeting is to be held by telephone conference, to have two persons participate therein, but the foregoing right of attendance or participation shall not include (i) the right to attend any committee meetings or (ii) the right to vote on any matters presented to the board of directors of the Company, the board of directors or other governing body of any of the Company’s direct or indirect subsidiaries. The representatives of the Initial Investors who attend Board Meetings shall be selected by the vote of the holders of a majority of the Registrable Securities held by the Initial Investors. Any information provided to the Initial Investors as a result of its rights under this Section 10 shall be treated by the Initial Investors in the same manner, including confidentiality, as if it had obtained such information as a board or body member, as applicable. The Initial Investors’ rights under this Section 10 shall terminate if (i) the Initial Investors no longer hold at least 5% of the outstanding shares of common stock of the Company, assuming exercise or conversion of all exercisable or convertible securities of the Company held by the Initial Investors and their affiliates or (ii) the loans and all other monetary obligations under the Loan Agreement have been repaid in full.

10.2 The information that may be provided to the Board Observers by the Company may contain material statements, information, projections and other data not publicly available (“Confidential Information”). The Initial Investor acknowledges that it is aware that the United States securities laws prohibit any person who has material nonpublic information about an issuer or an affiliate or controlling person of an issuer from purchasing or selling securities of such company or from communicating such information to any other person. The Initial Investor represents that it will maintain effective internal procedures with respect to maintaining the confidentiality and use of any Confidential Information, that it will not use the Confidential Information for any purpose in violation of U.S. federal securities laws or any other applicable law and that it will be subject to the same restrictions on trading as the directors of the board of the Company.

11. Amendment, Modification and Waivers; Further Assurances.

11.1 This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Investors owning Registrable Securities possessing a majority in number of the Registrable Securities then outstanding to such amendment, action or omission to act.

11.2 No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

11.3 Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

12. Transfer of Investor Rights. Rights with respect to Registrable Securities may be Transferred as follows: (i) the rights of an Investor to require a Shelf Registration or Demand Registration may be Transferred to any Person (other than an affiliate of an Investor) in connection with the Transfer to such Person by such Investor of a number of Registrable Securities equal to 25% or more of the Registrable Securities outstanding on the date of this Agreement, (ii) the rights of an Investor under Section 9 may be Transferred to any Person (other than an affiliate of an Investor) in connection with the Transfer to such Person by such Investor of a number of Registrable Securities equal to 20% or more of the Registrable Securities outstanding on the date of this Agreement and (iii) all other rights of an Investor pursuant to this Agreement (other than those specified in Section 10) may be Transferred by such Investor to any Person in connection with the Transfer of Registrable Securities to such Person (including, for avoidance of doubt, a Transfer from an Investor to one or more of its affiliates of the rights of an Investor to require a Shelf Registration or Demand Registration and rights under Section 9), in all cases, if (x) any such Transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of Exhibit A, and (y) the Transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred.

13. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs,

permitted assigns, executors, administrators or successors; provided, however, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Investors owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. An Investor may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by Section 12.

14. Miscellaneous.

14.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

14.2 Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified on Schedule 1 to this Agreement or in the relevant agreement in the form of Exhibit A whereby such party became bound by the provisions of this Agreement. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

14.3 Acquisition for Investment. Each Investor acknowledges that the Warrants and the shares underlying the Warrants have not been registered under the Securities Act or under any state securities laws and that there is no public or other market for the Warrants or the shares underlying the Warrants. Each Investor (i) is acquiring the Warrants for its own account pursuant to an exemption under the Securities Act solely for investment and not with a view to distribution in violation of the securities laws, (ii) will not sell or otherwise dispose of any of the Warrants or the shares underling the Warrants, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Warrants and of making an informed investment decision and (iv) is an Accredited Investor (as that term is defined by Rule 501 of the Securities Act).

14.4 Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

14.5 Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

14.6 Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

14.8 Facsimile Signatures. Any signature page delivered pursuant to this Agreement via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

14.9 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

14.10 Filing. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate recorder of the Company.

14.11 Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 7 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding, provided that any shares of Common Stock previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement or otherwise.

14.12 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

14.13 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

ACCREDITED HOME LENDERS HOLDING CO.

By:	/s/ James A. Konrath
Name:	James A. Konrath
Title:	Chief Executive Officer

MORTGAGE INVESTMENTS FUNDING, L.L.C.

By:	Farallon Capital Management, L.L.C.,
its Manager

By:	/s/ Jason E. Moment
Name:	Jason E. Moment
Title:	Managing Member

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